                                                               Exhibit 8(b)(iii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 21st day of November 1997, as amended, by and among MFS Variable Insurance Trust, CUNA Mutual Life Insurance Company (formerly Century Life of America) and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

     WHEREAS, effective as of December 31, 2007, CUNA Mutual Life Insurance Company, an Iowa mutual life insurance company, will merge with and into CUNA Mutual Insurance Society, an Iowa mutual life insurance company;

WHEREAS, in light of this merger, the parties desire to amend the Participation Agreement.

NOW THEREFORE, the parties do hereby agree as follows:

1. "CUNA Mutual Life Insurance Company" is hereby replaced throughout the Participation Agreement with "CUNA Mutual Insurance Society."

2. Schedule A to the Participation Agreement is hereby replaced with the attached Schedule A.

3. All other terms and provisions of the Participation Agreement are not amended herein shall remain in full force and effect.

4.   The foregoing changes shall be effective as of December 31, 2007.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

                                        CUNA MUTUAL INSURANCE SOCIETY

                                        By its authorized officer


                                        By: /s/ Steven R. Suleski
                                            ------------------------------------
                                        Name: Steven R. Suleski
                                        Title: Vice President
                                        Date:
                                              ------------------


                                        MFS VARIABLE INSURANCE TRUST,
                                        ON BEHALF OF THE PORTFOLIOS

                                        By its authorized officer,


                                        By: /s/ Susan S. Newton
                                            ------------------------------------
                                        Name: Susan S. Newton
                                        Title: Senior Vice President
                                        Date:
                                              ------------------


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY

                                        By its authorized officer,


                                        By: /s/ Martin E. Beaulien
                                            ------------------------------------
                                        Name: Martin E. Beaulien
                                        Title: Executive Vice President
                                        Date: November 1, 2007

                                                         As of December 31, 2007

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

         NAME OF SEPARATE
         ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS           PORTFOLIOS
        (DATE ESTABLISHED)            APPLICABLE TO POLICIES
---------------------------------   --------------------------
  CUNA MUTUAL INSURANCE SOCIETY     MFS EMERGING GROWTH SERIES
 ("CMIS") PENSION PLAN FOR AGENTS   MFS INVESTORS TRUST SERIES
                                      MFS TOTAL RETURN SERIES
        CMIS PENSION PLAN             MFS UTILITIES SERIES
    FOR HOME OFFICE EMPLOYEES        MFS NEW DISCOVERY SERIES

     CMIS 401(K) THRIFT PLAN
            FOR AGENTS

     CMIS 401(K) THRIFT PLAN
    FOR HOME OFFICE EMPLOYEES